Exhibit 99.1

PacBio Announces Second Quarter 2022 Financial Results

Menlo Park, Calif. – August 3, 2022 – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended June 30, 2022.

Second quarter results

•	Revenue of $35.5 million, a 16% increase compared with $30.6 million in the prior year period.
•	Delivered 36 Sequel II/IIe systems, compared with 38 Sequel II/IIe systems in the prior year period.
•	Installed base of 460 Sequel II/IIe systems as of June 30, 2022, compared with 282 as of June 30, 2021.
•	Instrument revenue of $15.6 million, compared with $14.3 million in the prior year period.
•	Consumables revenue of $14.6 million compared with $12.2 million in the prior year period.
•	Service and other revenue of $5.3 million, compared with $4.1 million in the prior year period.

Gross profit for the second quarter of 2022 was $16.2 million, representing an 18% increase compared with $13.8 million for the second quarter of 2021, and gross margin was 46% in the second quarter of 2022 compared to 45% for the second quarter of 2021. Excluding amortization of intangible assets, non-GAAP gross profit for the second quarter of 2022 was $16.4 million and represented a non-GAAP gross margin of 46% in the second quarter of 2022, compared to 45% for the second quarter of 2021 (see accompanying tables for reconciliations of GAAP and non-GAAP measures).

Operating expenses totaled $84.2 million for the second quarter of 2022, compared to $51.3 million for the second quarter of 2021. Excluding contingent consideration remeasurement and amortization of intangible assets, non-GAAP operating expenses totaled $89.6 million for the second quarter of 2022, compared to $51.3 million for the second quarter of 2021. Operating expenses for the second quarter of 2022 and the second quarter of 2021 included non-cash stock-based compensation of $18.0 million and $13.9 million, respectively.

Net loss for the second quarter of 2022 was $71.4 million, compared to a net loss of $41.0 million for the second quarter of 2021. Excluding contingent consideration remeasurement and amortization of intangible assets in the second quarter of 2022, non-GAAP net loss was $76.6 million, compared to $41.0 million for the second quarter of 2021.

GAAP net loss per share for the second quarter of 2022 was $0.32 compared to GAAP net loss per share of $0.21 for the second quarter of 2021. Non-GAAP net loss per share for the second quarter of 2022 was $0.34 compared to $0.21 for the second quarter of 2021.

Cash, cash equivalents, and investments, excluding short and long-term restricted cash, at June 30, 2022, totaled $899.2 million, compared to $1,044.4 million at December 31, 2021.

Recent company updates

•

Shared information and data highlighting the exquisite accuracy and variant calling performance of our Sequencing by BindingTM short read chemistry in development at the Advances in Genome Biology and Technology (AGBT) annual meeting.

•

Launched custom HiFi target enrichment panels in collaboration with Twist Bioscience for comprehensive variant calling of medically relevant genes that are challenging to sequence with short read technology.

•

In April, we successfully released the latest Sequel II/IIe platform updates, which include our new direct methylation calling feature, which enables 5mC epigenetic profiling with no additional cost. Additionally, we released new gene-therapy workflows to support the expanding AAV sequencing markets.

•	Published our inaugural ESG Highlights Report showcasing our approach to environmental sustainability, social justice, and responsible governance and our progress in these areas.
•

Partnered with iLAC and Robotic Biology Institute, Inc. to develop fully automated end-to-end workflows for PacBio’s Sequel II and Sequel IIe HiFi long-read sequencing systems by employing advanced robotics.

•	Appointed Jeff Eidel as Chief Commercial Officer, effective August 16, 2022, bringing diverse, multidisciplinary leadership expertise across the genomics industry.

•

Amended our development and commercialization agreement with Invitae Corporation to incentivize the acceleration of Invitae’s adoption of HiFi technology and allow for continued collaboration between PacBio and Invitae toward developing next generation sequencers, including an ultra-high throughput sequencer.

“We continued to make progress expanding our Sequel IIe installed base in the quarter. However, it’s clear that macroeconomic factors such as COVID lockdowns, increased inflation, strengthening U.S. dollar, supply chain issues, and volatile capital markets are affecting our customers and particularly delaying instrument purchases,” said Christian Henry, President and Chief Executive Officer.  “We believe the impact from these factors is transitory, and PacBio remains in a solid position to progress our product pipeline, serve our customers, and drive growth in 2022 and beyond. Our products address a vast and expanding sequencing market, and we look forward to sharing more about our strategies and business opportunities at an Analyst Day this November.”

2022 Financial Guidance

As a result of macroeconomic factors discussed above, PacBio now expects 2022 revenue to be in the range of $138 million to $145 million. Management will provide more detail on financial guidance on the quarterly conference call today.

Quarterly Conference Call Information

Management will host a quarterly conference call to discuss its second quarter ended June 30, 2022, results today at 5:00 p.m. Eastern Time. Investors may listen to the call by dialing 866-652-5200, or if outside the U.S., by dialing 412-317-6060, and request to join the “PacBio Q2 Earnings Call.” The call will be webcast live and will be available for replay at PacBio's website at https://investor.pacificbiosciences.com.

About PacBio

Pacific Biosciences of California, Inc. (NASDAQ: PACB) is a premier life science technology company that is designing, developing and manufacturing advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems.  Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our existing HiFi long read sequencing and our emerging SBBTM short read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.

Statement regarding use of non‐GAAP financial measures

The Company reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP.  The Company believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The Company's financial measures under GAAP include substantial charges such as merger related expenses, and others that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of purchase accounting last year. Such intangible assets contribute to revenue generation and its amortization will recur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to our expectations for progress on the Company’s product pipeline and ability to drive growth in 2022 and beyond, as well as expectations with respect to challenges related to the COVID-19 pandemic; our expectations with respect to our collaboration and partnership efforts, as well as the potential results of such collaborations; potential impacts to our business related to macroeconomic factors, as well as our belief that such impacts will be transitory; and other future events. Reported results should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties that could cause actual outcomes and results to differ materially from currently anticipated results.  These risks include, but are not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; competition; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, our products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities utilizing our products; intellectual property risks; and other risks associated with macroeconomic conditions such as uncertain capital markets, pandemic-related lockdowns, heightened inflation, war in Europe, and international operations.  Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts

Investors:

Todd Friedman

650.521.8450

ir@pacb.com

Media:
Lizelda Lopez
pr@pacb.com

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Revenue:
Product revenue	$30,175	$28,244	$26,533
Service and other revenue	5,292	4,929	4,077
Total revenue	35,467	33,173	30,610
Cost of revenue:
Cost of product revenue	15,499	14,820	13,222
Cost of service and other revenue	3,592	4,015	3,635
Amortization of intangible assets	183	183	—
Total cost of revenue	19,274	19,018	16,857
Gross profit	16,193	14,155	13,753
Operating expense:
Research and development	50,348	52,937	22,266
Sales, general and administrative	39,252	39,804	29,060
Change in fair value of contingent consideration (1)	(5,438)	(1,063)	—
Total operating expense	84,162	91,678	51,326

Operating loss	(67,969)	(77,523)	(37,573)
Interest expense	(3,681)	(3,697)	(3,589)
Other income (expense), net	256	(279)	161
Loss before expense from income taxes	(71,394)	(81,499)	(41,001)
Expense from income taxes	—	—	—
Net loss	$(71,394)	$(81,499)	$(41,001)

Net loss per share:
Basic	$(0.32)	$(0.37)	$(0.21)
Diluted	$(0.32)	$(0.37)	$(0.21)

Shares used in computing net loss per share:
Basic	224,499	222,289	198,568
Diluted	224,499	222,289	198,568

_______________________

(1)

Change in fair value of contingent consideration for three months ended June 30, 2022 and March 31, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$30,175	$26,533	$58,419	$51,836
Service and other revenue	5,292	4,077	10,221	7,771
Total revenue	35,467	30,610	68,640	59,607
Cost of revenue:
Cost of product revenue	15,499	13,222	30,319	25,919
Cost of service and other revenue	3,592	3,635	7,607	6,958
Amortization of intangible assets	183	—	366	—
Total cost of revenue	19,274	16,857	38,292	32,877
Gross profit	16,193	13,753	30,348	26,730
Operating expense:
Research and development	50,348	22,266	103,285	42,815
Sales, general and administrative	39,252	29,060	79,056	55,198
Change in fair value of contingent consideration (1)	(5,438)	—	(6,501)	—
Total operating expense	84,162	51,326	175,840	98,013

Operating loss	(67,969)	(37,573)	(145,492)	(71,283)
Loss from Continuation Advances from Illumina	—	—	—	(52,000)
Interest expense	(3,681)	(3,589)	(7,378)	(5,378)
Other income (expense), net	256	161	(23)	225
Net loss	$(71,394)	(41,001)	(152,893)	(128,436)

Net loss per share:
Basic	$(0.32)	$(0.21)	$(0.68)	$(0.65)
Diluted	$(0.32)	$(0.21)	$(0.68)	$(0.65)

Shares used in computing net loss per share:
Basic	224,499	198,568	223,400	196,690
Diluted	224,499	198,568	223,400	196,690

_____________________

(1)

Change in fair value of contingent consideration for three and six months ended June 30, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2022	2021
Assets
Cash and investments	$899,151	$1,044,400
Accounts receivable, net	27,058	24,241
Inventory, net	36,121	24,599
Prepaid and other current assets	7,657	7,394
Property and equipment, net	37,957	32,504
Operating lease right-of-use assets, net	43,274	46,617
Restricted cash	3,222	5,092
Intangible assets, net	410,523	410,979
Goodwill	409,974	409,974
Other long-term assets	1,205	1,170
Total Assets	$1,876,142	$2,006,970

Liabilities and Stockholders' Equity
Accounts payable	$12,883	$11,002
Accrued expenses	25,174	36,261
Deferred revenue	33,911	36,026
Operating lease liabilities	53,847	57,680
Contingent consideration liability	163,216	169,717
Convertible senior notes, net	896,374	896,067
Other liabilities	8,851	9,230
Stockholders' equity	681,886	790,987
Total Liabilities and Stockholders' Equity	$1,876,142	$2,006,970

Pacific Biosciences of California, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

GAAP net loss	$(71,394)	$(81,499)	$(41,001)	$(152,893)	$(128,436)
Change in fair value of contingent consideration (1)	(5,438)	(1,063)	—	(6,501)	—
Amortization of intangible assets	228	228	—	457	—
Non-GAAP net loss	$(76,604)	$(82,334)	$(41,001)	$(158,937)	$(128,436)

GAAP net loss per share	$(0.32)	$(0.37)	$(0.21)	$(0.68)	$(0.65)
Change in fair value of contingent consideration (1)	(0.02)	—	—	(0.03)	—
Amortization of intangible assets	—	—	—	—	—
Non-GAAP net loss per share	$(0.34)	$(0.37)	$(0.21)	$(0.71)	$(0.65)

GAAP gross profit	$16,193	$14,155	$13,753	$30,348	$26,730
Amortization of intangible assets	183	183	—	366	—
Non-GAAP gross profit	$16,376	$14,338	$13,753	$30,714	$26,730

GAAP gross profit %	46%	43%	45%	44%	45%

Non-GAAP gross profit %	46%	43%	45%	45%	45%

GAAP total operating expense	$84,162	$91,678	$51,326	$175,840	$98,013
Change in fair value of contingent consideration (1)	5,438	1,063	—	6,501	—
Amortization of intangible assets	(45)	(45)	—	(91)	—
Non-GAAP total operating expense	$89,555	$92,696	$51,326	$182,250	$98,013

________________________

(1)	Change in fair value of contingent consideration was related to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.